Exhibit 5.1
February 7, 2008

JAG Media Holdings, Inc.
6865 SW 18th Street, Suite B13
Boca Raton, FL 33433

Re:	JAG Media Holdings, Inc. — Registration Statement on Form S-4 in respect of 417,386,486 Shares of Common Stock (Registration No. 333-147883).

     Ladies and Gentlemen:

     We have acted as special Nevada counsel to JAG Media Holdings, Inc., a Nevada corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-4, Registration No. 333-147883 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933 with respect to the issuance of up to 417,386,486 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share, in connection with the consummation of the proposed acquisition of Cryptometrics Inc. described in the Registration Statement (the “Acquisition”).
     In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the Acquisition and the related authorization and issuance of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals (or copies certified or otherwise identified to our satisfaction as being true reproductions of originals) of such documents, corporate records and other instruments, and have obtained such certificates and other representations and assurances, as we have deemed necessary or appropriate for the purposes of this opinion.
     In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of natural persons executing such documents and the authenticity and conformity to original documents of documents submitted to us as certified, photostatic, facsimile or electronically transmitted copies.
     Based upon the foregoing, we are of the opinion that the Shares will be duly authorized, and upon issuance and delivery of the Shares on the consummation of the Acquisition as contemplated in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

JAG Media Holdings, Inc.
February 7, 2008

     Our opinion herein is limited to the effect on the subject transactions of the laws of the State of Nevada as in effect on the date hereof. We assume no responsibility regarding the applicability to such transactions, or the effect thereon, of the laws of any other jurisdiction.
     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Legal Matters” in the prospectus included therein.

Very truly yours,
/s/ Jones Vargas
JONES VARGAS